Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-129550 on Form S-8 of New Peoples Bankshares, Inc. of our report dated March 11, 2011, except for Notes 3, 7, 8, 11, 21, 23, 24 and 26 as to which the date is June 23, 2011, related to the consolidated balance sheets of New Peoples Bankshares, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010, and our report dated March 11, 2011 (except for the effects of the material weakness described in paragraphs six and seven of that report, as to which the date is June 23, 2011), with respect to the effectiveness of internal control over financial reporting which appear in the New Peoples Bankshares, Inc. 2010 Annual Report on Form 10-K (Amendment No. 2) for the year ended December 31, 2010.

/S/ BROWN, EDWARDS & COMPANY, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia

June 23, 2011